                                                                    EXHIBIT 3.2

                                             Approved and Adopted June 27, 1996


                              WILLBROS GROUP, INC.

                                RESTATED BY-LAWS
                                ----------------


                             Name, Offices and Seal
                             ----------------------

   1.1  The name of the corporation is Willbros Group, Inc.

   1.2 The domicile of the corporation will be in Panama City, Republic of Panama, but the corporation may establish offices, and the books of the corporation may be kept, in any other place within or outside of the Republic of Panama, as the Board of Directors may determine from time to time.

   1.3 The corporate seal shall be circular in form and shall bear the name of the corporation and Panama in the circumference and the words "Corporate Seal" in the center.

                             Stockholders Meetings
                             ---------------------

   2.1 Annual meetings of stockholders shall be held each year, for the election of directors and for the transaction of such other business as may properly be brought before the meeting, at such time and place within or outside the Republic of Panama as the Board of Directors may determine from time to time.

   2.2 Special meetings of the stockholders may be called by the Chairman of the Board of Directors or by the President and shall be called by the President or Secretary at the request of the holders of five (5) percent or more of the stock outstanding. A special meeting so called shall be held at such time and place within or outside of the Republic of Panama designated in the notice of such meeting or in a duly executed waiver of notice thereof.

   2.3 Notice of each annual and special meeting of the stockholders of the corporation shall be given personally or by telegram, facsimile or mail to each stockholder entitled to vote at such meeting, not less than ten (10) days nor more than sixty (60) days before the meeting, stating the time, place and business to be transacted.

   2.4 In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date in accordance with the laws of the Republic of Panama. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

   2.5 The holders of a majority of the outstanding stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all annual and special stockholder meetings. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record having voting power with respect to the business to be transacted at such meeting. When a quorum is present at any meeting, except where some larger percentage is affirmatively required by law or by the Articles of Incorporation, all elections of directors and all other questions shall be decided by a majority vote of the stock entitled to vote thereon present or represented. Shares of outstanding stock of the corporation held in the treasury of the corporation or held by any subsidiary of the corporation shall not be deemed to be outstanding shares for the purpose of voting or determining the presence of a quorum or the total number of shares entitled to vote on any matter or for any other purpose. Any corporate action taken by written consent of the stockholders shall be unanimous.

   2.6 At any meeting of stockholders, the chairman of the meeting may appoint one or more inspectors who shall subscribe an oath or affirmation to execute faithfully the duties of inspectors with strict impartiality and according to the best of their ability, to canvass the votes on any matter and make and sign a certificate of the result thereof. No candidate for the office of director shall be appointed as such inspector with respect to the election of directors. If the chairman of the meeting does not appoint any inspector(s) such inspector(s) shall be appointed upon the request of the holders of ten (10) percent or more of the outstanding stock of the corporation present in person or by proxy and entitled to vote on such matter.

   2.7 All elections of directors shall be by ballot. The chairman of the meeting may cause a vote by ballot to be taken upon any other matter, and such vote by ballot shall be taken upon the request of the holders of ten (10) percent or more of the outstanding stock of the corporation present in person or by proxy and entitled to vote on such matter.

   2.8 At every meeting of stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed, in which event such inspector(s) shall perform such duties and decide such questions with respect to the matter for which such inspector(s) have been appointed.

                               Board of Directors
                               ------------------

   3.1 The Board of Directors shall have the general direction and management of the properties, business and affairs of the corporation. The Board of Directors may exercise all of the powers of the corporation except such as are by law, by the Articles of Incorporation or by these By-laws conferred upon or reserved to the stockholders. The Board of Directors shall fix the salaries and terms of office of all officers of the corporation and shall have the power to remove any officer, with or without cause, and fill any vacancy, for any reason created.

   3.2 The number of directors constituting the entire Board of Directors shall be as set forth in the Articles of Incorporation.

   3.3 The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as set forth in the Articles of Incorporation.

   3.4 Nominations of candidates for election as directors of the corporation shall be in accordance with the procedure and requirements set forth in the Articles of Incorporation.

   3.5 Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors as set forth in the Articles of Incorporation.

   3.6 Meetings of the Board of Directors may be held in the Republic of Panama or in any other country. A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

   3.7 The first meeting of each newly elected Board of Directors shall, unless otherwise specified by the President of the corporation, be held immediately after and at the same place as, the annual meeting of stockholders. Notice of such meeting to the newly elected directors shall not be necessary in order legally to constitute the meeting, provided a quorum shall be present.

   3.8 Regular meetings of the Board of Directors may be held without notice at such time and place as shall be designated from time to time by the Board of Directors. If the date fixed for any such regular meeting shall be a legal holiday under the laws of the place where such meeting is to be held, then the same shall be held on the next succeeding business day, not a Saturday, or at such other time as may be determined by the Board of Directors. At such meetings, the Board of Directors shall transact such business as may properly be brought before the meeting.

   3.9 Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, the President or by two or more of the directors. Notice of each such meeting shall be given to each director by telephone, telegram, facsimile, in writing or in person at least three (3) days (in the case of notice by telephone or in person) or five (5) days (in the case of notice by telegram or facsimile) or seven (7) days (in the case of notice by mail) before the time at which the meeting is to be held. Each such notice shall state the time and place of the meeting to be so held. Except as otherwise specifically provided in these By-laws, no notice of the objects or purposes of any special meeting of the Board of Directors need be given, and, unless otherwise indicated in the notice thereof, any and all business may be transacted at any such special meeting. The Board of Directors may meet at any time without call or notice, if all the directors are present personally or represented by proxies as provided in the Articles of Incorporation or these By-laws.

   3.10 At any meeting of the Board of Directors, any director may be represented and vote by proxy or proxies (who need not be directors) appointed by an instrument in writing, public or private, with or without power of substitution. One or more directors may participate in a meeting of the Board of Directors, or of a committee of the Board of Directors, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and be heard by each other. Participation in a meeting by such means shall constitute presence in person at such meeting.

   3.11 A director may hold any remunerative office of profit with the corporation in addition to the office of director. No director shall be disqualified from entering into contracts, arrangements or dealings with the corporation and no such contracts, arrangements or dealings shall be voided, whether they be with the director or with a corporation in which he is interested as member or director or officer or otherwise, and no director shall be liable to account to the corporation for any profit arising out of any such contract, arrangement or dealing, provided that such director discloses to the directors of the corporation his interest in such contract, arrangement or dealing at or before the time such contract, arrangement or dealing is determined upon or entered into and such contract, arrangement or dealing is approved by the Board of Directors.

   3.12 The Board of Directors may appoint two or more of its number to constitute an Executive Committee or any other committee or committees, who shall have and exercise the powers of the Board of Directors in the management of the business and affairs of the corporation to the extent and subject to the restrictions expressed in the Articles of Incorporation, these By-laws or the resolution appointing such committee or committees.

                                    Officers
                                    --------

   4.1 The officers of the corporation shall be a President, a Secretary and a Treasurer. The Board of Directors may appoint a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers, agents and representatives as it may deem advisable. The officers need not be directors. The same person may hold two or more offices.

   4.2 Subject to such extensions, limitations and other provisions as the Board of Directors may from time to time prescribe, the officers of the corporation shall have, in addition to such powers and duties as usually pertain to their respective offices, the powers and duties hereinafter specified.

   4.3 The Chairman of the Board of Directors, if any, shall preside at all meetings of the stockholders and directors and shall perform such other duties as the Board of Directors may assign. He shall possess the power to execute, in the name and under the seal of the corporation, deeds, mortgages, bonds, contracts, certificates and other instruments of the corporation, which may be authorized by the Board of Directors, except as may be otherwise provided or required by law, and except as may be otherwise expressly delegated by the Board of Directors. At the request of the President, or in his absence or disability, he shall exercise all the powers and discharge all the duties of the President. The Vice Chairman of the Board of Directors, if any, shall perform the duties and possess the powers of the Chairman of the Board of Directors, at his request or in his absence or disability.

   4.4 The President shall, in the absence of the Chairman and Vice Chairman of the Board of Directors, if any, preside at meetings of the stockholders and directors. He shall possess the power to execute, in the name and under the seal of the corporation, deeds, mortgages, bonds, contracts, certificates and other instruments of the corporation, which may be authorized by the Board of Directors, except as may be otherwise provided or required by law, and except as may be otherwise expressly delegated by the Board of Directors. He shall appoint and remove, employ and discharge, and fix the compensation of all employees and agents of the corporation, other than the duly appointed officers, subject to the approval of the Board of Directors. At the request of the Chairman or Vice Chairman of the Board of Directors, or in their absence or disability, he shall exercise all the powers and discharge all the duties of the Chairman of the Board of Directors.

   4.5 The Vice Presidents of the corporation, if any, shall, at the request of the Chairman or Vice Chairman of the Board of Directors or the President, or in their absence or disability, perform the duties and exercise the powers of the Chairman of the Board of Directors or the President, and shall perform such other duties as the Board of Directors may prescribe. At the discretion of the Board of Directors, one or more Vice Presidents may be designated as an Executive or Senior Vice President.

   4.6 The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall give or cause to be given notice of all meetings of the stockholders and of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be.

   4.7 The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys, and other valuable effects, in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. He shall render to the President and the directors, at regular or special meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

   4.8 Assistant Secretaries or Assistant Treasurers shall, at the request or in the absence or disability of the Secretary or Treasurer, respectively, perform the duties and exercise the powers of the Secretary and the Treasurer, respectively, and shall perform such other duties as the Board of Directors may prescribe.

   4.9 The Board of Directors shall assign the duties of Chief Executive Officer of the corporation to either the Chairman or Vice Chairman of the Board of Directors or the President. Such duties shall include the authority and powers necessary for the general management of the business, activities and policies of the corporation, subject, however, to the control of the Board of Directors.

   4.10 The Board of Directors may assign the duties of Chief Operating Officer of the corporation to any officer of the corporation. Such duties shall include the authority necessary for the active management and general supervision of the everyday business of the corporation and the duty to see that all orders and policies of the Chief Executive Officer and the Board of Directors are carried into effect.

   4.11 The Board of Directors may assign the duties of Chief Financial Officer of the corporation to any officer of the corporation. Such duties shall include the active management and supervision of the financial and accounting affairs of the corporation.

   4.12 In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers and duties, or any of them, of such officer to any other officer, or to any director, provided a majority of the Board of Directors shall concur therein.

   4.13 The officers shall be elected by the Board of Directors and shall hold their offices until their successors shall have been duly elected or chosen and qualify; but any officer or assistant may be removed from office, with or without cause, at any time by resolution of the Board of Directors, for any reason created.

   4.14 The Board of Directors may require that the officers, agents or employees of the corporation, or any one of them, shall give a bond for such amount or amounts as the Board of Directors may designate and in form satisfactory to it, to guarantee the faithful performance of his office.

                               Stock Certificates
                               ------------------

   5.1 The certificates of stock of the corporation shall be in the form approved by the Board of Directors; they shall be consecutively numbered and entered in the books of the corporation as issued. They shall contain the information required by the laws of the Republic of Panama and shall be signed by the Chairman of the Board of Directors or the President or a Vice President and by the Treasurer or the Secretary or an Assistant Treasurer or Assistant Secretary of the corporation. The shares of the corporation can be issued only in registered form.

   5.2 The corporation shall keep a Stock Register and Transfer Book in its office in the Republic of Panama or in any other place within or outside the Republic of Panama which the Board of Directors may determine.

   5.3 The transfer of the registered stock shall be made on the books of the corporation only by the person named in the certificate or by his attorney legally appointed in writing upon delivery and surrender of the certificate representing the shares.

   5.4 The Board of Directors may order the closing of the stock transfer books at its discretion, in accordance with the laws of the Republic of Panama, prior to the date of any stockholders' meeting or of any dividend payment date, and within such period no transfer of stock shall be recorded.

   5.5 Any person claiming that a stock certificate has been lost or destroyed must make an affidavit of the fact and file such affidavit with the Board of Directors; and if the Board of Directors should so require, shall give an indemnity bond to the corporation in such form and with such sureties as may be satisfactory to the Board of Directors, for an amount as it may direct as indemnity against any claim that may be made against the corporation with respect thereto; thereupon a new certificate may be issued to him of the same tenor and for the same number of shares as the certificate claimed to have been lost or destroyed.

                                   Dividends
                                   ---------

   6.1 The Board of Directors may declare and pay dividends from the net earnings of the corporation or from the surplus of its assets over its liabilities and capital stock subject to any restrictions or limitations which may be imposed thereon by law or by the Articles of Incorporation or by resolution of the Board of Directors.

   6.2 In order that the corporation may determine the stockholders entitled to receive payment of any dividend, the Board of Directors may fix in advance a record date in the same manner as is provided in the laws of the Republic of Panama for the fixing of a record date for voting at a stockholders meeting.

   6.3 When the distribution of dividends is ordered, payment will be made as follows: A draft or check for the amount of the dividends corresponding to the shares registered in a stockholder's name shall be mailed to such stockholder at the address appearing in the books of the corporation.

                                   Debentures
                                   ----------

   7.1 The Board of Directors may authorize the issuance of corporate debentures under such terms and conditions as the Board of Directors may deem advisable. If the debentures are to be issued in payment for property to be acquired by the corporation, the Board of Directors shall have absolute discretion in fixing the value of the property and the price to be paid therefor; and the resolution of the Board of Directors, adopted in good faith, which fixes the value of the property acquired shall be final and conclusive as to the value of such property. All obligations issued pursuant to this paragraph shall bear the signature of an officer of the corporation.

                              Checks, Notes, Etc.
                              -------------------

   8.1 All checks, notes, drafts and other documents for the payment of money of the corporation shall be signed by the officer or officers or other persons designated by the Board of Directors from time to time.

                                  Fiscal Year
                                  -----------

   9.1 The fiscal year of the corporation shall begin on the first (1st) day of January and shall end on the thirty-first (31st) day of December of each year.

                              Notices and Waivers
                              -------------------

   10.1 Except as otherwise provided in the Articles of Incorporation or these By-laws, whenever notice must be given, pursuant to law, the Articles of Incorporation or these By-laws, to any stockholder, director or officer of the corporation, such notice may be given in writing by mailing the same in a sealed and stamped envelope addressed to the stockholder, director or officer at his address appearing on the books of the corporation. Notice shall be deemed to have been given from the time when it is mailed. Any stockholder, director or officer may waive any notice or call before, during or after the meeting.

                                   Amendments
                                   ----------

   11.1 The Board of Directors, at any meeting, may alter or amend these By-laws, but any alterations or amendments so made may be repealed by either the Board of Directors or the stockholders.

                   Indemnification and Liability of Directors
                   ------------------------------------------

   12.1 Each person who was or is made a party to or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including without limitation service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation, it being understood that the indemnity provided in this Article
12.1 shall be to the fullest extent authorized by the laws of the Republic of Panama, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including without limitation attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such indemnitee's heirs, executors and administrators; provided, however, that the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article 12.1 shall be a contract right and shall include the right to be paid by the corporation the expenses (including without limitation attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses under this
Article 12.1 or otherwise.

   12.2 The rights of indemnification and to the advancement of expenses conferred in these By-laws shall not be exclusive of any other right which any person may have or hereafter acquire under the Articles of Incorporation, these By-laws, any statute, agreement, vote of stockholders or disinterested directors or otherwise. If any clause or provision of these By-laws shall for any reason be determined to be invalid, the other provisions hereof shall not be affected thereby but shall remain in full force and effect.

   12.3 The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the laws of the Republic of Panama.

   12.4 The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the corporation to the fullest extent of the provisions under these By-laws with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

   12.5 To the fullest extent permitted by the laws of the Republic of Panama, as the same exist or may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article 12.5 shall apply to, or have any effect on, the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.